Exhibit 99.1

NUVVE ANNOUNCES 1-FOR-10 REVERSE STOCK SPLIT

SAN DIEGO, September 13, 2024 /PRNewswire/— Nuvve Holding Corp. (“Nuvve” or the “Company”) (Nasdaq: NVVE), a green energy technology company that provides a globally-available, commercial vehicle-to-grid (V2G) technology platform that enables electric vehicle (EV) batteries to store and resell unused energy back to the local electric grid and provides other grid services, today announced that it will effect a 1-for-10 reverse stock split of its common stock, to be effective as of 5:00 p.m. Eastern Time on Monday, September 16, 2024. Nuvve’s common stock will begin trading on a split-adjusted basis commencing upon market open on Tuesday, September 17, 2024.

Following the reverse stock split, the Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “NVVE” with the new CUSIP number, 67079Y308. The CUSIP number for the Company’s publicly traded warrants will not change.

At the effective time of the reverse stock split, every 10 shares of Nuvve’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of common stock without any change in the par value of $0.0001 per share. The reverse stock split will reduce the number of issued and outstanding shares of the Company’s common stock from approximately 6.5 million shares to approximately 0.7 million shares. The total authorized number of shares will not be reduced. Proportional adjustments will be made to the number of shares of common stock issuable upon exercise or vesting of the Company’s outstanding stock options, restricted stock units, and warrants, as well as the applicable exercise or conversion prices, and to the number of shares issuable under the Company’s equity incentive plans and other existing agreements. No fractional shares will be issued in connection with the reverse stock split, and fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

At the Company’s special meeting of stockholders held on September 9, 2024, the Company’s stockholders voted to approve, among other things, a proposal granting the Company’s Board of Directors the discretion to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-2 and not more than 1-for-10. Following the annual meeting of stockholders, on September 10, 2024, the Company’s Board of Directors approved a 1-for-10 reverse stock split. The reverse stock split is intended for Nuvve to regain compliance with the minimum bid price requirement of $1.00 per share of common stock for continued listing on the Nasdaq Capital Market.

Nuvve’s transfer agent, Continental Stock Transfer & Trust Company, will provide information to stockholders regarding their stock ownership following the reverse stock split. Stockholders holding their shares in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse stock split. Their accounts will be automatically adjusted to reflect the number of shares owned. Beneficial holders are encouraged to contact their bank, broker or other nominee with any procedural questions.

About Nuvve Holding Corp.

Nuvve Holding Corp. (Nasdaq: NVVE) is leading the electrification of the planet, beginning with transportation, through its intelligent energy platform. Combining the world's most advanced vehicle-to-grid (V2G) technology and an ecosystem of electrification partners, Nuvve dynamically manages power among electric vehicle (EV) batteries and the grid to deliver new value to EV owners, accelerate the adoption of EVs, and support the world's transition to clean energy. By transforming EVs into mobile energy storage assets and networking battery capacity to support shifting energy needs, Nuvve is making the grid more resilient, enhancing sustainable transportation, and supporting energy equity in an electrified world. Since its founding in 2010, Nuvve has successfully deployed V2G on five continents and offers turnkey electrification solutions for fleets of all types. Nuvve is headquartered in San Diego, California, and can be found online at nuvve.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “aims,” “anticipates,” “plans,” “looking forward to,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “continue,” “seeks” or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements concerning the expected timing and implementation of the reverse stock split and the commencement of trading of Nuvve’s post-split common stock and Nuvve’s ability to maintain compliance with Nasdaq’s continued listing requirements. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC). All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. Nuvve does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise except as required by law.

Nuvve Investor Contact
investorrelations@nuvve.com
+1 (619) 483-3448
Nuvve Press Contacts
press@nuvve.com
+1 (619) 483-3448

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